AGREEMENT

      This Agreement is entered into as of the 20th day of May, 2005, and sets forth certain agreements between Cyber Defense Systems, Inc., a Florida corporation ("Cyber"); Techsphere Systems International, LLC, a Georgia LLC
(referred to herein as "TSI"); William C. Robinson, James Alman, Cherokee Raiders, L.P. ("Cherokee Raiders") and Proxity, Inc., being Persons owning a majority of the issued and outstanding voting shares of capital stock of Cyber (the "Existing Cyber Controlling Shareholders"); and Mike Lawson, Frank Lively, Ed Pickett, Keith Vierela and John Youngbeck, being Persons owning a majority of the issued and outstanding voting equity interests in TSI (the "Existing Controlling TSI Equity Owners"), with respect to a loan by Cyber to TSI in the amount of $1 million, and the grant to Cyber by TSI and the Existing Controlling TSI Equity Owners of an option to acquire TSI through a merger.

      The following terms assume that, at the time of the consummation of the merger contemplated below, TSI, will be a corporation eligible to participate in a tax-free "A" reorganization under Internal Revenue Code ss. 368.

1. Loan. Cyber agrees to loan TSI the sum of $1 million for the purpose of allowing TSI to pay all or a major part of its remaining $1 million on the license fee owed to 21st Century Airships, Inc. ("C21") no later than May 25th, pursuant to the License Agreement dated January 16, 2004 (the "C21 License Agreement"), assuming C21 acknowledges that such payment shall cure any existing default (the "C21 Payment"). In the event that TSI or William C. Robinson, acting on behalf of TSI, can negotiate the payment of less than the $1 million to C21 by replacement of the remaining amount owed to C21 with Cyber stock or other consideration, the difference will be immediately made available to TSI as working capital and to pay outstanding legal and accounting fees. In addition, no later than July 1, 2005, in order for TSI to avoid litigation, William C. Robinson, acting on behalf of TSI, shall use his best efforts to renegotiate certain other obligations of TSI (McClure/Hadden/Fontaine), copies of which are attached to this Agreement as Exhibit A. The loan from Cyber to TSI shall be represented by a promissory note in the form set forth as Exhibit B, in the principal amount of $1 million; provided, however, the principal amount of such note shall be increased by the sum of the following: (i) the value of any Cyber stock or other consideration Cyber may furnish to C21 in connection with such negotiation, and (ii) the amount of cash or the value of any Cyber stock or other consideration Cyber may pay or issue to McClure/Hadden/Fontaine in connection with such renegotiation (the "TSI Note"). The TSI Note shall bear interest at a variable rate equal to the "Prime Rate" regularly published in The Wall Street Journal, plus 1.5%, and shall mature 12 months following the date of this Agreement. The TSI Note shall be secured by a first lien in all of TSI's assets; provided, however, at the effective time of the Merger (as hereafter defined) such security interest shall be released by Cyber. TSI hereby grants Cyber a first lien in all of its assets pursuant to the Security Agreement attached as Exhibit C and agrees to execute such other documents that

      Cyber may be necessary to allow Cyber to perfect its security interest is such assets. It is further understood and agreed that the payments for these debts are in addition to and not to be considered a part of the $75M being paid for TSI stock.

2. Option. Provided that the C21 Payment has been made as set forth above, TSI and the Existing Controlling TSI Equity Owners hereby grant Cyber the right to merge a wholly-owned subsidiary of Cyber into TSI, with TSI being the surviving corporation, pursuant to the terms set forth herein (the "Option"). The term of the Option shall commence on the date of this Agreement and shall expire at 5 pm Central Standard Time on the 180th day following the date of this Agreement, unless extended by the agreement of the parties or unless exercised prior to such time by Cyber providing notice to TSI. Cyber has or will file a registration statement under Form SB-2 to register certain shares of its capital stock. In addition, William
      C. Robinson and Cherokee Raiders and their Affiliates will not sell, trade or otherwise dispose of their stock in Cyber pending the closing of the Merger. TSI will become a corporation eligible to participate in a tax-free "A" reorganization under Internal Revenue Code ss. 368.

3. Merger. Upon exercise of the Option, Cyber will form a wholly-owned subsidiary (which subsidiary shall be called "Newco" for purposes hereof) which shall merge with and into TSI, with TSI being the surviving corporation (the "Merger"). Following the Merger, TSI will continue to manufacture, sell and lease Airships and will be managed through the Board of Directors described in Section 4 below.

      (a) Upon the approval of the Merger by the holders of a majority of the issued and outstanding capital stock of Cyber and of TSI, at the effective time of the Merger, all of the shares of issued and outstanding capital stock of TSI shall automatically be converted to
            (i) 23,076,923 shares of Cyber Class A Common Stock, par value $0.001 per share ("Cyber Class A Stock"), and (ii) such number of shares of Cyber Class B Common Stock, par value $0.001 per share ("Cyber Class B Stock"), as may be required so that, as of the time of consummation of the Merger and the issuance of shares contemplated thereby, the holders of Cyber Class B Stock existing immediately prior to the Merger shall own 55% of the issued and outstanding shares of Cyber Class B Stock and the Existing TSI Equity Owners shall own 45% of such stock. The class of Cyber capital stock called Class C Common Stock, par value $0.001 per share, currently held by Affiliates (as defined below) of William C. Robinson, shall be surrendered by the holders thereof and cancelled by Cyber at the effective time of the Merger.

      (b) As of May 16, 2005, there are 28,173,285 shares of Cyber Class A Stock issued and outstanding. The 23,076,923 shares to be issued to Existing TSI Equity Owners in the Merger will constitute 45.216% of the issued and outstanding shares of Cyber Class A Stock immediately following the Merger. If prior to the Merger, Cyber issues additional shares of Cyber Class A Stock to Persons who are not Affiliates of the Existing Cyber Controlling Shareholders for the purposes contemplated by this Agreement or for other funding needs, the Existing TSI Equity Owners will incur the same pro rata dilution incurred by the Existing Cyber Controlling Shareholders as a result of any such issuance of stock.

      (c) It is anticipated that the number of shares of Cyber Class A Stock issuable to the Existing TSI Equity Owners upon consummation of the Merger shall be 23,076,923 shares with a minimum aggregate market value of $75 million, based upon an expected market price of $3.25 per share. However, it is agreed that the number of shares of Cyber Class A Stock issuable to the Existing TSI Shareholders upon consummation of the Merger shall remain at 23,076,923 shares, regardless of the market price of Cyber Class A Stock on the date of issuance of the shares.

      (d) Cyber shall ensure that the existing assets of TSI shall not be encumbered by any security instruments executed by Cyber (specifically those described in the 10-K filed April 26, 2005 as the AJW Notes) prior to the date of Merger. Further, Cyber will assure that there are no outstanding options or warrants issued to Affiliates of Cyber as of the date of the Merger.

4.    TSI Board.

      (a) From and after the date of this Agreement, and continuing for a period of 180 days or until the effective time of the Merger (the "Option Period"), TSI and the Existing Controlling TSI Equity Owners shall take such steps as may be necessary to appoint a person designated by the Existing Cyber Controlling Shareholders to serve as a member of TSI's Board of Managers or Board of Directors, as the case may be.

      (b) Commencing the effective time of the Merger, and subject to the remaining provisions of this Section 4, during the three (3) (or such longer time period agreed to by the Parties) twelve (12) month periods beginning April 1, 2006, the Existing Controlling TSI Equity Owners (as defined below) shall have the right to designate a majority of the seven (7) person TSI Board of Directors and the Existing Cyber Controlling Shareholders (as hereafter defined) shall have the right to designate the remaining members of the TSI Board. At the annual election of the TSI board, Cyber shall vote its shares in favor of the individuals designated by each of the Existing Cyber Controlling Shareholders and the Existing Controlling TSI Equity Owners in accordance with the foregoing.

            (i) In the event TSI fails to earn a positive Adjusted Net Income (as hereafter defined) for any twelve (12) month period (i.e., April 1 to March 31) during the three-year (or extended) term beginning April 1, 2006, at the next annual election of the TSI Board the post-Merger Cyber Board of Directors shall nominate the members to the TSI Board. As used herein (1) "Existing Cyber Controlling Shareholders" shall mean William
                  C. Robinson, James Alman, Cherokee Raiders, L.P. ("Cherokee Raiders") and Proxity, Inc.) during such time as they each individually own at least 10% of the outstanding shares of non-TSI Cyber shares or are managing officers of Cyber, (2) "Existing Controlling TSI Equity Owners" shall mean Mike
                  Lawson, Frank Lively, Ed Pickett, Keith Vierela and John Youngbeck during such time as they each individually own at least 10% of the outstanding shares of the "TSI owned Cyber shares," (3) "TSI owned Cyber shares" shall mean the 23,076,923 shares to be issued to the Existing TSI Equity Owners in the Merger, and (4) "Adjusted Net Income" shall mean the sum of the net income (or net loss) of TSI for the twelve
                  (12) month period, but shall not include the following amounts paid by TSI during the twelve (12) month period: (i) all license fees paid by TSI or on behalf of TSI as described herein to 21st Century Airships, Inc. ("C21"), pursuant to the License Agreement dated January 16, 2004 (the "C21 License Agreement"), and (ii) all amounts paid by or on behalf of TSI to Hadden/McClure/Fontaine for the outstanding notes, including principal and interest.

            (ii) As of the effective time of the Merger, the Marketing and Sales Agreement dated May 1, 2004 between Cyber and TSI and the Agreement dated April 24, 2005 between Cyber and TSI (the "April 24 Agreement") shall be cancelled, and Cyber shall present a marketing and sales business plan with a budget for both companies for approval by the boards of TSI and Cyber. Cyber will actively work with the TSI Board of Directors or its designee on the sales and marketing of TSI Airships.

            (iii) Except as otherwise provided in Section 4(b)(ii), Cyber's Post
                  Merger Board shall have the right to approve TSI's budget and business plan immediately following the Merger and at least annually thereafter, and the TSI Board shall have the right to operate the Airship business (including leasing) and make all business decisions within such approved budget and business plan without need of prior approval by Cyber.

            (iv) Cyber's Post Merger Board shall have the right to approve all compensation for the management of TSI, and all contracts between TSI and any Affiliate of TSI's management or the Existing TSI Equity Owners.

            (v) Unless it is determined by the Cyber compensation committee that the TSI Employment Agreements do not comply with the applicable Sarbanes-Oxley guidelines, the Employment Agreements for the post-Merger management employees of TSI will be accepted by Cyber. In the event these Employment Agreements do not meet the applicable guideline, the Parties shall agree upon adjustments to be made so that the agreements are in compliance. The post-Merger management Employment Agreements will be sent to Cyber for review prior to the Merger.

5.    Cyber Board.

      (a) Commencing the date of this Agreement, and continuing for a period of 180 days or until the effective time of the Merger, Cyber and the Existing Cyber Controlling Shareholders shall take such steps as may be necessary to appoint a person designated by the Existing Controlling TSI Equity Owners to serve as a director on Cyber's Board of Directors.

      (b) Commencing the effective time of the Merger, the nomination procedure for the individuals who shall stand for election to the Cyber Board of Directors (the "Cyber Board") shall be as follows:
            Existing Controlling TSI Equity Owners will have the right to nominate 3 nominees; the Existing Cyber Controlling Shareholders will have the right to nominate 3 nominees; each group of 3 will have the right to nominate 1 outside nominee; and those 2 outside nominees will nominate a 3rd outside nominee for a total of 9 nominees to stand for election to Cyber's Board. At the annual election of the Cyber Board, the Existing Cyber Controlling Shareholders and the Existing Controlling TSI Equity Owners shall vote their respective shares in favor of the nominees chosen in accordance with the above procedures.

6.    Other Post-Merger Rights and Obligations of the Parties.

      (a) If TSI secures a contract with Sierra Nevada Corporation ("SNC") to build at least six (6) Airships during the twelve (12) month period following the Merger, upon request of the TSI Board, Cyber will use its best efforts to fund (or in the alternative back the funding of) the expansion of the existing facility or leasing (or purchase) of another facility in Columbus or elsewhere in Georgia to enable TSI to meet its contractual obligations.

      (b) If TSI obtains viable Commercial contracts, Cyber will use its best efforts to fund (or in the alternative back the funding of) expansion of TSI's facilities to meet the demands of expected increased production.

      (c) If SNC cannot or will not complete funding the existing SA 90 Airship being manufactured at the Columbus facility within thirty
            (30) days following the date of the Agreement and Cyber has obtained the agreement of SNC to the terms set forth in this subsection 6(c), then Cyber shall have the first option to fund (or in the alternative back the funding of) the completion of such Airship and to acquire the exclusive right to lease and/or sell such SA 90 Airship. If the SA 90 Airship is subsequently leased by Cyber or one of its Affiliates, then the payment schedule laid out in the April 24 Agreement will be in force notwithstanding that the April 24 Agreement may no longer be in effect. If the SA 90 Airship is sold by Cyber, then TSI will receive 45% of the profits of such sale.

      (d) Cyber will use its best efforts to fund (or in the alternative back the funding of) the four (4) Marketing Airships as described the April 24 Agreement over a two (2) year period as previously agreed, notwithstanding that the April 24 Agreement may no longer be in effect.

      (e) Cyber will register and diligently prosecute the right of the Existing TSI Equity Owners to sell $7.5 million of the Existing TSI Equity Owners' Cyber Class A Stock. The Existing TSI Equity Owners shall sell the stock in accordance with the rules governing the sale of publicly traded stock and agree that this right to sell is subject to any currently existing agreement with Cyber's investors regarding the sale of their stock, a copy of which is attached as Exhibit D. This right to sell shall also be subject to any restrictions that may be imposed by any Persons who may become future investors in Cyber for the purpose of funding any part of the funds Cyber may furnish pursuant to this Agreement, provided such investors are not Affiliates of the Existing Cyber Controlling Shareholders, and such restrictions will apply to the Existing Cyber Controlling Shareholders to the same extent they will apply to the Existing TSI Equity Owners. Otherwise, Existing TSI Equity Owners will have the same rights of sale as the current investors in Cyber.

      (f) If either Cyber or TSI is found, by final order of a court of competent jurisdiction, arbitration panel or a final determination by the OIG/SEC, to have committed any pre-merger fraud in its transactions with the government or securities fraud within the applicable statute of limitations, the aggrieved party shall have a right of rescission.

      (g) If another Person wants to acquire a majority interest in Cyber, then tag-a-long rights shall be given to all Existing TSI Equity Owners to participate pro rata. In addition, if another Person wants to acquire all of the issued and outstanding shares of Cyber Class A Stock, the holders of a majority of such stock shall have drag-along rights to compel the minority holders of such stock to sell their shares at the same price and terms as the majority.

      (h) "Best efforts," as used in this Agreement with respect to specified goals, shall mean Cyber's or William C. Robinson's agreement (as the case may be) to pursue the goals in good faith and in a manner consistent with Cyber's or Mr. Robinson's past practices without resort to extraordinary measures.

7. Representations and Warranties. Each party represents and warrants to the other the following:

      (a) The execution and delivery of this Agreement and the consummation by it of the transactions contemplated herein have been duly authorized by all necessary action on the part of the party's governing board and a majority of the equity owners. The vote of the Existing Controlling TSI Equity Owners shall be sufficient to convert TSI to a corporation. Upon exercise of the Option, the consent of the majority of the directors of Cyber, the majority of the directors of TSI, the Existing Cyber Controlling Shareholders and the Existing Controlling TSI Equity Owners, shall be sufficient to approve the Merger.

      (b)   The party has full power and authority to enter into this Agreement.

      (c) This Agreement and the transactions contemplated hereby are valid and binding upon the party and enforceable in accordance with their terms.

      (d) To the extent the party has furnished financial statements pursuant to this Agreement, the party has no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent, or otherwise (including, without limitation, tax liability, express or implied contract or tort liability involving persons or property of any kind) except as reflected in such financial statements, and no facts or circumstances exist that could give rise to any such liabilities or obligations.

8.    Audit Rights.

      (a) Attached hereto as Exhibit E are the current balance sheet and income statement of TSI, and a detailed list of current accounts payables and projections of financial needs of TSI. TSI acknowledges receipt of Cyber's most recent financial statements filed with the Securities and Exchange Commission.

      (b) Upon execution of this Agreement, each of Cyber and TSI shall have the right, at its own expense, to audit the books and records of the other and shall allow the other party and its independent auditors complete access to such books and records for the purpose of such audit. For this purpose, the confidentiality obligations of the parties pursuant to Section 13 of this Agreement shall govern the information transferred pursuant to such audit.

9. Certain Definitions. As used herein, the following capitalized terms shall have the meanings ascribed to them:

      (a) With respect to any specified Person, "Affiliate" means, (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, (ii) any officer, director, partner, manager or controlling equity holder of such specified Person; and (iii) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, any officer, director, partner, manager or controlling equity holder of such specified Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by," "under common control with" and "controlling") as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      (b) "Person" means any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

10. Exclusive Dealing. Provided payments are timely made by Cyber as described in Section 1 above, during the Option Period, neither Cyber, TSI nor any Existing Controlling TSI Equity Owner shall enter into any negotiations with any Person to effect any agreement contrary to the terms set forth in this Agreement.

11. Costs. Each party will each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this Agreement and the transaction contemplated hereby.

12. Public Disclosure. Neither Cyber nor TSI nor any Existing Controlling TSI Equity Owner shall make any public release of information regarding the matters contemplated herein except (i) that a press release in agreed form may be issued by Cyber as promptly as is practicable after the execution of this Agreement, (ii) that Cyber and TSI may each continue such communications with employees, customers, suppliers, franchises, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, and (iii) as required by law.

13. Confidentiality. Each of Cyber and TSI (the "Receiving Party") agrees to treat all information concerning the other furnished, or to be furnished, by or on behalf of such party (the "Delivering Party") in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of this Agreement, and will be kept confidential by the Receiving Party and its officers, directors, managers, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed to the Receiving Party's officers, directors, managers, employees, representatives, agents, and advisors who need to know such Information for the purpose of this Agreement, (ii) any disclosure of such Information may be made to which Delivering Party consents in writing and (iii) such Information may be disclosed if so required by law. If the Merger is not consummated, the Receiving Party will return to Delivering Party all material containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof. The provisions of this
      Section 13 shall survive termination of this Agreement.

14.   General.

      (a) This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

      (b) This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (c)   This Agreement shall be binding upon and inure to the benefit of the
            parties   named  herein  and  their   respective   heirs,   personal
            representatives, successors and assigns.

      (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (e) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to TSI or any
            Existing Controlling
            TSI Equity Owner: Techsphere Systems International, L.L.C.
                              750 Hammond Drive, Building 10, Suite 100
                              Atlanta, Georgia 30328
                              Attn:  Mike Lawson, President

            If to Cyber:            Cyber Defense Systems Inc.
                              10901 Roosevelt Blvd.
                              Suite 100D
                              St. Petersburg, Florida 33716
                              Attn: William C. Robinson, CEO

            Any party may change the address to which notices, requests, demands, claims, or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      (g) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma.

      (h) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (j) Each party agrees to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement and the transactions contemplated hereby.

      (k) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      (l) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      (m) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall after the parties have met and conferred in good faith to resolve the problem or dispute, first be referred to mediation to be conducted by an independent mediator selected by mutual agreement, or in the absence of mutual agreement within fifteen (15) days after a party has requested mediation, then by a mediator appointed by the American Arbitration Association ("AAA") through its office located in St. Louis, Missouri. If any controversy or claim arising out of or related to this Agreement, or the breach thereof, cannot be resolved through good faith mediation, the parties agree that either party may submit the dispute to final and binding arbitration before a single arbitrator under the AAA Commercial Arbitration Rules to be held at the AAA office described above (or at any other place mutually acceptable to the parties so involved). Any dispute between the parties as to whether an issue is subject to arbitration shall be resolved by the arbitrator. The arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees unless the arbitrator determines otherwise. Judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

      (n) If any action is brought to enforce, or to construe or determine the validity of, any term or provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs of the action.

                             (signatures follow)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              "Cyber"

                              Cyber Defense Systems, Inc.


                              By:
                                 -------------------------------------
                                     William C. Robinson, CEO

                              "TSI"

      `                       Techsphere Systems International, LLC


                              By:
                                 ---------------------------
                                    Mike Lawson, President

                              "Existing Cyber Controlling Shareholders"


                              ----------------------------------------
                              William C. Robinson


                              ----------------------------------------
                              James Alman

                              Cherokee Raiders, L.P.

                              By:
                                 ---------------------------

                              Title:
                                    ------------------------------

                              "Existing Controlling TSI Equity Owners"


                              ----------------------------------------
                              Mike Lawson


                              ----------------------------------------
                              Frank Lively

                              ----------------------------------------
                              Ed Pickett


                              ----------------------------------------
                              Keith Vierela


                              ----------------------------------------
                              John Youngbeck


Exhibits:

A  Copies of McClure/Hadden/Fontaine Notes/Obligations
B  TSI Note
C  Security Agreement
D  Stock Restrictions
E  TSI Financial Statements and Projections





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